                                                                  Exhibit 99.1


[National City Logo]                                 NATIONAL CITY CORPORATION
                                                     P. O. Box 5756
                                                     Cleveland, OH 44101-0756



FOR MORE INFORMATION CONTACT:                          News Release

ANALYST INQUIRIES:                     MEDIA INQUIRIES:
-----------------                      ---------------
Thomas A. Richlovsky        Brad Hemstreet             Dan Shingler
National City Corporation   National City Corporation  National City Corporation
(216)575-2126               (216)575-2440              (216)575-2441

PHOTOS AVAILABLE UPON REQUEST

                             FOR IMMEDIATE RELEASE

                   NATIONAL CITY CORPORATION COMPLETES MERGER
                   ------------------------------------------
                     WITH FIRST OF AMERICA BANK CORPORATION
                     --------------------------------------

         CLEVELAND, OHIO--March 31, 1998--National City Corporation (NYSE:NCC) today announced it has completed its merger with First of America Bank Corporation.

         The transaction creates the 13th largest banking organization in the U.S. in terms of total assets. National City is now a $79 billion asset bank holding company based in Cleveland, Ohio. First of America was a $21.1 billion asset bank holding company headquartered in Kalamazoo, Michigan. National City now serves more than eight million households in six states and has a significant presence in 17 of the top 100 Metropolitan Statistical Areas in the country.

         As previously stated, former First of America shareholders will receive, in a tax-free exchange, 1.2 shares of National City common stock for each share of First of America common stock.

         With the completion of the merger, Richard F. Chormann has been elected as a vice chairman of National City Corporation. He will continue to serve as chairman of National City's Michigan and Illinois banks. Paul G. Clark, who has been National City's lead executive in the Michigan and Illinois markets during the integration has been named an executive vice president of National City Corporation.


                                     (more)

         With the completion of the merger, five former members of First of America Bank Corporation's board of directors join National City's board.

The new board members are:

         -   John E. Barfield
         -   John W. Brown
         -   Richard F. Chormann
         -   Clifford L. Greenwalt
         -   Dorothy A. Johnson

PROFILE OF NEW NATIONAL CITY CORPORATION BOARD MEMBERS
------------------------------------------------------

         JON E. BARFIELD, age 46, is chairman and chief executive officer of Bartech, Inc., a provider of contract employment and related staffing services, in Livonia, Michigan. He is also a director of Tecumseh Products Company in Tecumseh, Michigan. Mr. Barfield became a director of First of America in August 1993.

         JOHN W. BROWN, age 63, is chairman, president and chief executive officer of Stryker Corporation, Kalamazoo, Michigan, a manufacturer of surgical and medical products. Mr. Brown was appointed a director of First of America in 1992.

         RICHARD F. CHORMANN, age 60. Mr. Chormann is a vice chairman of National City Corporation and chairman of National City's Michigan and Illinois banks. Mr. Chormann previously served as chairman, president and chief executive officer of First of America since May 1996. He has been employed by First of America and its predecessor since 1958. Mr. Chormann became a director of First of America in 1984.





                                     (more)

         CLIFFORD L. GREENWALT, age 65, is retired president and chief executive officer and a director of CIPSCO Incorporated, a utility holding company. He is also a retired president and chief executive officer of Central Illinois Public Service Company, Springfield, Illinois, a subsidiary of CIPSCO. He became a director of First of America in 1989.

         DOROTHY A. JOHNSON, age 57, is president and chief executive officer of the Council of Michigan Foundations, Grand Haven, Michigan, an association of foundations and corporations making charitable contributions. Mrs. Johnson became a director of First of America in 1985.

PROFILE OF PAUL G. CLARK
------------------------

         Paul G. Clark is an executive vice president of National City Corporation. He had been executive vice president of retail banking at National City Bank of Pennsylvania since 1995. Mr. Clark began his business career with National City as a management trainee in 1976. He was made an officer in 1982 and assistant vice president in corporate banking in 1984. A year later he was named vice president. In 1989 he was promoted to senior vice president.

PROFILE OF NATIONAL CITY CORPORATION
------------------------------------

         National City Corporation is a $79 billion bank holding company based in Cleveland, Ohio. The company offers a full range of financial services, ranging from investment banking and brokerage services to traditional banking services for individuals and businesses. National City has branch officers in the states of Ohio, Pennsylvania, Michigan, Indiana, Kentucky and Illinois. National City can be found on the World Wide Web at WWW.NATIONAL-CITY.COM.